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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 9, 2001

INTERNETMERCADO.COM, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	0-9459	06-1034587
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)
2329 South Purdue Avenue, Los Angeles, CA	90064
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 914-3007

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    (a) Resignation of Independent Accountants

       (i) On March 9, 2001, the registrant received notice from BDO Seidman, LLP ("BDO") that BDO was terminating its auditor/client relationship with the registrant effective immediately.

      (ii) BDO's report on the registrant's consolidated financial statements for each of the fiscal years ended March 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that BDO's reports on the registrant's financial statements were modified to include an explanatory paragraph expressing substantial doubt about the registrant's ability to continue as a going concern.

      (iii) BDO resigned without providing the registrant an opportunity to approve or disapprove their resignation. The registrant is engaged in the process of selecting new independent accountants and has authorized BDO to respond fully to any inquiries made by any successor accountants.

      (iv) During the registrant's two fiscal years ended March 31, 2000 and 1999 and through March 9, 2001, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to BDO's satisfaction, would have caused BDO to make reference to the subject matter of the disagreement(s) in connection with BDO's reports.

      (v) During the registrant's two fiscal years ended March 31, 2000 and 1999 and through March 9, 2001, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

      (vi) The registrant has provided BDO with a copy of the disclosures contained in this Report and has requested that BDO furnish to the registrant a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this Report. A copy of BDO's letter is attached as Exhibit 16.1 to this Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATIONS AND EXHIBITS.

    (b) Exhibits

Exhibit Number	Description
16.1	Letter from BDO Seidman, LLP addressed to the Securities and Exchange Commission

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNETMERCADO.COM, INC. (Registrant)
Date: March 15, 2000	By:	/s/ JEFFREY A. STERN Jeffrey A. Stern President and Chief Executive Officer

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FORM 8-K
SIGNATURES